UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2007, various entities owned by Maguire Properties TRS Holdings II, Inc., a subsidiary of Maguire Properties, L.P., the operating partnership of Maguire Properties, Inc. (the “Company”), entered into an agreement to sell three office properties and one development site (the “Properties”) located in Orange County, California for approximately $310.0 million to Mullrock 4, LLC (the “Buyer”), a partnership between Rockwood Capital, LLC and the Muller Company.  The properties are part of the portfolio recently acquired from Blackstone Real Estate Advisors (“Blackstone”).

The following schedule, based on data received from Blackstone, sets forth certain information with respect to the Properties being sold. Such data has not been independently verified, and therefore the information below may not be accurate or complete:

			Rentable
			Square
Properties	Location	Occupancy	Feet

Tower 17	Irvine, CA	82.70%	231,000
Lincoln Town Center	Orange, CA	97.70%	215,000
1100 Executive Tower	Orange, CA	96.70%	367,000
1100 Executive Tower Development Site*	Orange, CA	N/A	366,000
Total			1,179,000

__________
*Represents a development site. Rentable square footage is a projected amount as the development is currently not entitled.

The Buyer has the option to extend the closing date for fifteen days upon payment of a non-refundable deposit of $3.0 million no later than three days prior to the initial closing date (the “First Extension Period”). In addition, if the Buyer exercises the First Extension Period, the Buyer has the option to extend the closing date for a second fifteen days upon an additional payment of a non-refundable deposit of $3.0 million. The sale is expected to close in the third quarter of 2007.

Net proceeds will be used to reduce the Company’s debt incurred to acquire the assets being sold.

Section 7	Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 21, 2007, the Operating Partnership issued a press release announcing its entering into an agreement with Mullrock 4, LLC to sell three office properties located in Orange County, California. The properties are all part of the portfolio acquired from Blackstone. The total sales price is approximately $310.0 million.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated as May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President &
Chief Financial Officer

Dated: May 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as May 21, 2007.